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                                  EXHIBIT 23.2



                          INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of JDA Software Group, Inc. on Form S-8 pertaining to the JDA Software Group, Inc. 1996 Stock Option Plan and the JDA Software Group, Inc. 1998 Employee Stock Purchase Plan of our report dated January 28, 1998, appearing in Amendment No. 1 to the Annual Report on Form 10-K of JDA Software Group, Inc. for the year ended December 31, 1997 (File No. 000-27876).


/s/ DELOITTE & TOUCHE LLP

DELOITTE & TOUCHE LLP

Phoenix, Arizona
July 30, 1998



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